Exhibit 99.1

Contact:
Investors & Financial Media:	Media:
Mitch Gellman	Elaine Marshall
(949) 260-8328	(949) 260-8219
ir@simpletech.com	emarshall@simpletech.com

SIMPLETECH ANNOUNCES ADDITION OF RAJAT BAHRI TO THE BOARD OF

DIRECTORS; DIRECTOR MARK HOLLINGER RESIGNS

SANTA ANA, Calif., November 18, 2005 — SimpleTech, Inc. (Nasdaq: STEC), a designer, manufacturer and marketer of custom and open-standard memory and storage solutions based on Flash memory, DRAM and hard disk drive technologies, today announced that Rajat Bahri, CFO of Trimble Navigation, Sunnyvale, CA (Nasdaq:TRMB), has been elected as a Director to the SimpleTech Board. Mark Hollinger, chairman, president and CEO of Merix Corporation, (Nasdaq:MERX), Forest Grove, Oregon, has tendered his resignation from the SimpleTech Board, including the audit, compensation, and nominating and corporate governance committees, effective November 17, 2005.

Raj Bahri joined Trimble Navigation in January 2005 as chief financial officer. He is responsible for Trimble’s worldwide finance operations. In addition, Bahri brings more than 15 years of experience in a broad range of significant finance roles, both in the U.S. and abroad, including senior financial officer of several multi-billion operations with Kraft Foods, Inc. (NYSE:KFT) and General Foods Corporation. Bahri

earned a Bachelor of Commerce degree from the University of Delhi in 1985 and an MBA from Duke University in 1987.

Commenting on the appointment, Chairman and CEO Manouch Moshayedi, said, “ I am delighted that Raj Bahri has chosen to join our Board. Raj brings a great deal of experience and expertise, especially in areas that are key to us; including, international operations, retail branding partnerships, global tax planning and supply chain management — as we work to execute on our growth initiatives. On behalf of my SimpleTech colleagues and our directors, I am excited to welcome Raj to SimpleTech as a member of our Board.”

SimpleTech’s Board of Directors believes that Rajat Bahri is “independent” under current Nasdaq rules and qualifies as an “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission. Bahri will also serve as chairman of SimpleTech’s audit committee, and will be a member of the compensation and nominating, and corporate governance committees.

Mark Hollinger is Chairman, President and CEO of Merix Corporation. Under his leadership, Merix has become a leading provider of interconnect solutions. “With Merix having recently completed a very significant acquisition in Asia, additional time and attention will be required as we work toward successfully integrating our Asian operations and grow our company,” said Mark Hollinger. “Consequently, I can no longer devote the time necessary for my duties as a SimpleTech director. I enjoyed my five years of service on the SimpleTech Board and wish Manouch and SimpleTech much continued success.”

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc. designs, manufactures and markets custom and open-standard memory and storage solutions based on Flash memory, DRAM and hard disk drive technologies. Headquartered in Santa Ana, California, the company offers a comprehensive line of over 2,500 products and specializes in developing high-density memory modules, memory cards and storage drives. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our optimism regarding the experiences Mr. Bahri brings to the company and our efforts to execute on our growth initiatives. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.